As filed with the Securities and Exchange Commission on April 4, 2006
Registration No. 333-108619

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 2054
______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
___________________________

GLYCOGENESYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	33-0231238
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 St. James Avenue
Boston, Massachusetts 02116
(Address of principal executive offices, including zip code)
____________________________

2003 OMNIBUS INCENTIVE PLAN
(Full title of the Plan)

Frederick E. Pierce, II
Interim Chief Executive Officer
GlycoGenesys, Inc.
31 St. James Avenue
Boston, Massachusetts 02116
(Name and address of agent for service)

(617) 422-0674
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SHARES

GlycoGenesys, Inc. (the “Company”) originally filed a Registration Statement on Form S-8 (File No. 333-108619) (the “Registration Statement”) which registered 304,167 shares (on a post reverse split basis) of common stock reserved for issuance under the Company’s 2003 Omnibus Incentive Plan (the “Plan”). This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all shares of common stock reserved for issuance under the Plan that have not yet been issued. As a result of this deregistration, no shares of common stock remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on April 4, 2006.

GlycoGenesys, Inc.

By:	/s/ Frederick E. Pierce, II
Frederick E. Pierce, II
Interim Chief Executive Officer and Vice President, Business Development

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 4, 2006.

Name and Signature	Title

/s/ Frederick E. Pierce, II	Interim Chief Executive Officer,
Frederick E. Pierce, II	Vice President, Business Development (Principal Executive Officer)

*	Director
Bradley J. Carver

*	Director
David W. Dube

*	Director
Michael E. Hanson

*	Director
Theodore J. Host

/s/ John W. Burns	Chief Financial Officer, Senior Vice President,
John W. Burns	Secretary, Interim Chairman and Director (Principal Financial Officer)

/s/ Patrick J. Joyce	Controller
Patrick J. Joyce	(Principal Accounting Officer)

*By:	/s/ John W. Burns
Attorney-in-Fact